Exhibit 10.3

EXECUTION VERSION

COLLATERAL SERVICING AGREEMENT

dated as of September 17, 2025

by and between

NORTH HAVEN PRIVATE CREDIT CLO 1 LLC,

as Issuer

and

MORGAN STANLEY DIRECT LENDING FUND,

as Collateral Servicer

TABLE OF CONTENTS

(continued)

		Page

SECTION 30.	EXECUTION IN COUNTERPARTS	37

SECTION 31.	PROVISIONS SEPARABLE	37

SECTION 32.	GENDER	37

SECTION 33.	COMMUNICATIONS WITH THE RATING AGENCY	38

COLLATERAL SERVICING AGREEMENT

THIS COLLATERAL SERVICING AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 17, 2025, is entered into by and between NORTH HAVEN PRIVATE CREDIT CLO 1 LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”) and MORGAN STANLEY DIRECT LENDING FUND, a Delaware corporation, as collateral servicer (together with its successors and permitted assigns, “MSDL” and the “Collateral Servicer”).

W I T N E S S E T H:

WHEREAS, the Debt will be issued and incurred pursuant to (i) an indenture and security agreement dated as of a date on or about the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as collateral trustee (the “Collateral Trustee”), and (ii) a Class A-1 credit agreement (the “Class A-1 Credit Agreement”) to be dated as of the date hereof, among the Issuer, as borrower, U.S. Bank Trust Company, National Association, as loan agent (in such capacity, the “Loan Agent”) and the Collateral Trustee, and the lenders party thereto;

WHEREAS, the Issuer intends to pledge all Collateral Obligations and the other Assets, all as set forth in the Indenture, to the Collateral Trustee as security for the Issuer’s obligations under the Indenture;

WHEREAS, the Issuer desires to appoint MSDL as the Collateral Servicer to provide the services described herein and MSDL desires to accept such appointment;

WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Servicer agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and

WHEREAS, the Collateral Servicer has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.

“Aggregate Collateral Servicing Fee” shall have the meaning set forth in Section 8(a).

“Agreement” shall have the meaning set forth in the preamble.

“Cause” shall have the meaning set forth in Section 14(a).

“Client” shall mean with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.

“Collateral Servicer” shall have the meaning set forth in the preamble.

“Collateral Servicer Breaches” shall have the meaning set forth in Section 10(a).

“Collateral Servicer Debt” shall mean any Debt owned by the Collateral Servicer, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Servicer or an Affiliate thereof or for which the Collateral Servicer or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Servicer or an Affiliate thereof exercises discretionary control.

“Collateral Servicer Information” shall mean the information concerning the Collateral Servicer included in the Final Offering Circular under the headings “Risk Factors—Relating to Certain Conflicts of Interest—Certain conflicts of interest relating to the Collateral Servicer and its Affiliates,” “Risk Factors—Risks Relating to the Collateral Servicer—The Collateral Servicer has limited operating history; past performance of the Collateral Servicer and its affiliates not indicative,” “Risk Factors—Risks Relating to the Collateral Servicer—The Issuer will depend on the managerial expertise available to the Collateral Servicer and its key personnel,” “Risk Factors—Relating to Certain Conflicts of Interest—Other potential conflicts of interest” and “The Collateral Servicer, the Retention Provider and the Transferor,” including, in each case, any amendment or supplement to such information approved by the Collateral Servicer that is contained in any amendment or supplement to the Final Offering Circular (including any offering circular approved in writing by the Collateral Servicer for additional notes issued pursuant to the provisions of the Indenture described in Section 2.13 of the Indenture or for replacement securities issued in connection with a Refinancing in part by Class of one or more Classes of Debt).

“Collateral Servicer Standard” shall mean the standard of care applicable to the Collateral Servicer set forth in Section 2(a).

“Collateral Servicing Fee” shall have the meaning set forth in Section 8(a).

“Collateral Servicing Fee Shortfall Amount” shall have the meaning set forth in Section 8(a).

“Collateral Trustee” shall have the meaning set forth in the recitals hereto.

“CS Purchasers” shall mean, collectively, any Affiliate of the Collateral Servicer or account or fund managed by the Collateral Servicer or its affiliates that acquires Debt on the Closing Date.

“Cumulative Deferred Collateral Servicing Fee” shall have the meaning set forth in Section 8(a).

“Cumulative Deferred Subordinated Collateral Servicing Fee” shall have the meaning set forth in Section 8(a).

“Current Deferred Collateral Fee” shall have the meaning set forth in Section 8(a).

“Current Deferred Senior Collateral Servicing Fee” shall have the meaning set forth in Section 8(a).

“Current Deferred Subordinated Collateral Servicing Fee” shall have the meaning set forth in Section 8(a).

“Designated Manager” shall mean MSDL, in its capacity as designated manager under the Amended and Restated LLC Agreement of the Issuer, dated as of the date hereof.

“Expenses” shall have the meaning set forth in Section 10(b).

“Fee Basis Amount” shall mean, as of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the aggregate outstanding principal balance of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest.

“Final Offering Circular” shall mean the final offering circular, dated as of September 16, 2025 with respect to the Notes.

“Indemnified Party” shall have the meaning set forth in Section 10(b).

“Indenture” shall have the meaning set forth in the recitals hereto.

“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).

“Internal Policies” shall have the meaning set forth in Section 3(b).

“Issuer” shall have the meaning set forth in the preamble.

“Losses” shall have the meaning set forth in Section 10(b).

“Majority” shall mean, with respect to any Class or Classes of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class or Classes, as applicable.

“Material Adverse Effect” shall mean, with respect to any event or circumstance, a material adverse effect on (i) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (ii) the validity or enforceability of the Indenture, this Agreement or the LLC Agreement or (iii) the existence, perfection, priority or enforceability of the Collateral Trustee’s lien on the Assets.

“Organizational Instruments” shall mean the memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, the certificate of trust or trust agreement, in the case of a statutory trust or the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company.

“Owner” shall mean, with respect to any Person, any direct or indirect shareholder, member, partner or other equity or beneficial owner thereof.

“Prime Rate” shall mean that certain rate quoted in the Wall Street Journal as the U.S. “prime rate” on such date (or, if not quoted on such date, on the preceding date on which it is so quoted).

“Proceedings” shall have the meaning set forth in Section 22.

“Related Person” shall mean, with respect to any Person, the Owners, directors, officers, employees, managers, agents and professional advisors thereof.

“Responsible Officer” shall mean any officer, authorized person or employee of the Collateral Servicer set forth on the list provided by the Collateral Servicer to the Issuer and the Collateral Trustee which list shall include any portfolio manager having day-to-day responsibility for the performance of the Collateral Servicer under this Agreement, as such list may be amended from time to time.

“Section 28(e)” shall have the meaning set forth in Section 3(b).

“Senior Collateral Servicing Fee” shall have the meaning set forth in Section 8(a).

“Statement of Cause” shall have the meaning set forth in Section 14(a).

“Subordinated Collateral Servicing Fee” shall have the meaning set forth in Section 8(a).

“Supermajority” shall mean, with respect to any Class of Debt, the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Debt of such Class.

“Termination Notice” shall have the meaning set forth in Section 14(a).

“Transaction” shall mean any action taken by the Collateral Servicer on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be acquired by the Issuer, (ii) investing and reinvesting the Assets (including, without limitation, after the Reinvestment Period), (iii) amending, waiving and/or taking any other action commensurate with managing the Assets and (iv) instructing the Collateral Trustee with respect to any acquisition, disposition or tender of a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer.

(b) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, references to “Section” mean a section of this Agreement.

Section 2. General Duties and Authority of the Collateral Servicer.

(a) MSDL is hereby appointed as Collateral Servicer of the Issuer for the purpose of performing certain investment management functions including, without limitation, supervising and directing the investment and reinvestment of the Collateral Obligations and Eligible Investments and performing certain administrative and advisory functions on behalf of the Issuer in accordance with the applicable provisions of the Indenture, of the Collateral Administration Agreement and of this Agreement (which functions may be handled by a standing order), and MSDL hereby accepts such appointment. Except as may otherwise be expressly provided in this Agreement or the Indenture, the Collateral Servicer will perform its obligations hereunder and under the Indenture with reasonable care and in good faith, (i) using a degree of skill and attention no less than that which the Collateral Servicer exercises with respect to comparable assets that it may manage for itself and its other clients, and (ii) in accordance with the Collateral Servicer’s existing practices and procedures with respect to investing in assets of the nature and character of the Assets. To the extent not inconsistent with the foregoing, the Collateral Servicer will follow its customary standards, policies and procedures in performing its duties hereunder and under the Indenture; provided that the Collateral Servicer shall not be liable for any loss or damages resulting from any failure to satisfy the standard of care set forth in this Section 2(a) except to the extent such failure would result in liability pursuant to Section 10(a).

(b) Subject to the Collateral Servicer Standard and Section 2(a), Section 2(c)(i), Section 2(e), Section 5, Section 7 and Section 10 and to the applicable provisions of the Indenture, the Collateral Servicer shall, and is hereby authorized to:

(i) select the Collateral Obligations and Eligible Investments to be acquired, sold, terminated or otherwise disposed of by the Issuer;

(ii) invest and reinvest the Assets; provided that, the investments and reinvestments in Collateral Obligations are subject to certain conditions;

(iii) instruct the Collateral Trustee with respect to any acquisition, disposition, or tender of a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer;

(iv) advise the Issuer with respect to entering into and administering hedge agreements, including whether and when the Issuer should exercise any rights available thereunder;

(v) engage in any Permitted Use in accordance with the Indenture; and

(vi) perform all other tasks that the Indenture, the Collateral Administration Agreement or this Agreement specify to be taken by the Collateral Servicer and may, in the Collateral Servicer’s discretion, take any other actions not inconsistent with the duties of the Collateral Servicer set forth in the Indenture, the Collateral Administration Agreement or this Agreement.

The Collateral Servicer shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture and the Collateral Administration Agreement in a manner which is consistent with the terms hereof and of the Indenture and the Collateral Administration Agreement. The Collateral Servicer will not be bound to comply with any supplement to the Indenture, however, until it has received a copy of any such supplement from the Issuer or the Collateral Trustee and unless the Collateral Servicer has consented thereto in writing, as provided in the Indenture. The Issuer agrees that it will not permit to become effective any supplement to the Indenture that modifies the obligations or liabilities of the Collateral Servicer or affects the amount or basis of calculation or priority of any fees payable to the Collateral Servicer unless the Collateral Servicer has been given prior written notice of such amendment and unless the Collateral Servicer has expressly consented thereto in writing.

Notwithstanding anything to the contrary in this Section 2(b), none of the services performed by the Collateral Servicer shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Servicer acting repeatedly or continuously as an intermediary in securities for the Issuer; (ii) the Collateral Servicer providing investment banking services to the Issuer; or (iii) the Collateral Servicer having direct contact with, or actively soliciting or finding, outside investors to invest in the Issuer.

(c) Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above and the terms of the Indenture, the Collateral Servicer shall provide, and is hereby authorized to provide, the following services to the Issuer:

(i) The Collateral Servicer shall perform the investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders and Responsible Officer’s certificates) as are expressly required hereunder and under the Indenture with regard to acquisitions, sales or other dispositions of Collateral Obligations, Equity Securities, Eligible Investments and other assets permitted to be acquired or sold under, and subject to, the Indenture (including any proceeds received by way of Offers, workouts and restructurings on assets owned by the Issuer) and shall comply with the requirements in the Indenture. The Collateral Servicer shall have no obligation to perform any other duties other than as expressly specified herein or in the Indenture and the Collateral Servicer shall be subject to no implicit obligations of any kind. The Issuer hereby irrevocably (except as provided below) appoints the Collateral Servicer as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement or in the Indenture, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Equity Securities and Eligible Investments in connection with any acquisition, sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Indenture and relating to any Collateral Obligation, Equity Security or Eligible Investment. The Issuer hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the trustees, directors, managers or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Servicer deems necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement. The Issuer hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement and the other Transaction Documents. Nevertheless, if so requested by the Collateral Servicer or by a purchaser of any Collateral Obligation, Equity Security, Eligible Investment or other asset, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Servicer or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Servicer as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Servicer pursuant to Section 12 or any removal of the Collateral Servicer pursuant to Section 14. Each of the Collateral Servicer and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement and the Indenture.

(ii) The Collateral Servicer shall instruct the Issuer with respect to the acquisition of Collateral Obligations by the Issuer in accordance with the Indenture.

(iii) Pursuant to the terms of this Agreement, the Collateral Servicer shall monitor the Assets on behalf of the Issuer on an ongoing basis and shall provide or cause to be provided to the Issuer all reports, schedules and other data reasonably available to the Collateral Servicer that the Issuer is required to prepare and deliver or cause to be prepared and delivered under the Indenture, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Issuer to the parties entitled thereto under the Indenture. Pursuant to the terms of the Collateral Administration Agreement, the Collateral Administrator shall provide certain reports, schedules and calculations to the

Collateral Servicer regarding the Collateral Obligations. The obligation of the Collateral Servicer to furnish such information is subject to the Collateral Servicer’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including without limitation, the Obligors of the Collateral Obligations, the Rating Agency, the Collateral Trustee, the Loan Agent and the Collateral Administrator) and to any confidentiality restrictions with respect thereto. The Collateral Servicer shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Servicer has no reason to believe is not duly authorized. The Collateral Servicer also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Servicer has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Servicer is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.

(iv) The Collateral Servicer, on behalf of the Issuer, shall be responsible for obtaining, to the extent reasonably practicable and to the extent such information is readily available to it, any information concerning whether a Collateral Obligation is a Discount Obligation or has become a Defaulted Obligation, a Credit Risk Obligation, a Deferring Obligation, a Current Pay Obligation or a Credit Improved Obligation.

(v) The Collateral Servicer may, subject to and in accordance with the Indenture, as agent of the Issuer and on behalf of the Issuer, direct the Collateral Trustee to take any of the following actions with respect to a Collateral Obligation, Equity Security or Eligible Investment, as applicable:

(A) purchase or otherwise acquire such Collateral Obligation or Eligible Investment;

(B) retain such Collateral Obligation, Equity Security or Eligible Investment;

(C) sell or otherwise dispose of such Collateral Obligation, Equity Security or Eligible Investment in the open market or otherwise;

(D) if applicable, tender such Collateral Obligation, Equity Security or Eligible Investment;

(E) if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer;

(F) retain or dispose of any securities or other property (if other than cash) received by the Issuer;

(G) waive any default with respect to any Collateral Obligation;

(H) vote to accelerate the maturity of any Collateral Obligation;

(I) participate in a committee or group formed by creditors of an issuer or a borrower under a Collateral Obligation, Eligible Investment or Equity Security;

(J) after or in connection with the payment in full of all amounts owed under the Debt and the termination without replacement of the Indenture or in connection with any redemption or Refinancing of the Debt, advise the Issuer as to when, in the view of the Collateral Servicer, it would be in the best interest of the Issuer to liquidate all or any portion of the Issuer’s investment portfolio (and, if applicable, after discharge of the Indenture) and render such assistance as may be necessary or required by the Issuer in connection with such liquidation or any actions necessary to effectuate a redemption or Refinancing of the Debt;

(K) advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;

(L) provide strategic and financial planning (including advice on utilization of assets), financial statements and other similar reports;

(M) negotiate, modify or amend any loan for the Issuer as authorized by the Indenture in accordance with a Refinancing;

(N) take any action in connection with any Permitted Use in accordance with the Indenture; and

(O) exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security or Eligible Investment as provided in the Underlying Instruments of the Obligor or issuer under such Assets or the other documents governing the terms of such Assets or take any other action consistent with the terms of this Agreement or the Indenture which the Collateral Servicer reasonably determines to be in the best interests of the holders.

(vi) The Collateral Servicer shall retain accounting, tax, counsel and other professional services on behalf of the Issuer that are necessary to enable the Issuer to comply with its obligations under the Indenture.

(vii) In connection with the acquisition of any loan or Participation Interest by the Issuer, the Collateral Servicer shall prepare, on behalf of the Issuer, the information required to be delivered to the Collateral Trustee pursuant to the Indenture.

(viii) Where the Collateral Servicer executes on behalf of the Issuer an agreement or instrument pursuant to which any security interest over any assets of the Issuer is created or released, the Collateral Servicer shall promptly give written notice thereof to the Issuer and shall provide the Issuer (or its counsel) with such information and/or copy documentation in respect thereof as the Issuer (or its counsel) may reasonably require.

(d) In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Assets, the Collateral Servicer shall carry out any reasonable written directions of the Issuer for the purpose of the Issuer’s compliance with its Organizational Instruments and the Indenture; provided that, such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Servicer is bound or prohibited by applicable law.

(e) In providing services hereunder, the Collateral Servicer may rely in good faith upon and will incur no liability for relying upon advice of nationally recognized counsel, accountants or other advisers as the Collateral Servicer determines, in its sole discretion, is reasonably appropriate in connection with the services provided by the Collateral Servicer under this Agreement. The Collateral Servicer may, without the consent of any party, employ third parties, including, without limitation, its affiliates and Owners, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer and to perform any of its duties hereunder; provided that, the Collateral Servicer shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including affiliates.

Section 3. Purchase and Sale Transactions; Brokerage.

(a) The Collateral Servicer, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with applicable law. Except as expressly permitted under the Indenture, no Assets (other than any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations) shall be purchased if such Assets may give rise to any obligation or liability on the Issuer’s part to take any action or make any payment other than at the Issuer’s option. Further, the Collateral Servicer will not cause or allow the Issuer to acquire any obligation of a Portfolio Company.

(b) The Collateral Servicer will seek to obtain the best execution (but shall have no obligation to obtain the lowest price available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner it believes to be in the best interests of the Issuer. Subject to the preceding sentence, the Collateral Servicer may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open cash trading accounts with such brokers and dealers; provided that, none of the Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account. In addition, subject to the first sentence of this paragraph, the Collateral Servicer may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Servicer or its affiliates by brokers and dealers which are not affiliates of the Collateral Servicer; provided that, the Collateral Servicer in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Exchange Act (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Servicer in connection with its other advisory activities or investment operations. The Collateral Servicer may aggregate sales and purchase orders of securities placed with respect to the Assets with similar orders being made simultaneously for other accounts managed by the Collateral Servicer or with accounts of the affiliates of the Collateral Servicer, if in the Collateral Servicer’s reasonable judgment such aggregation shall result in an overall economic benefit to the Issuer, taking into consideration all circumstances that it considers relevant. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Servicer will be to allocate the executions among the accounts in an equitable manner and in accordance with the internal policies and procedures of the Collateral Servicer (as such may be amended from time to time, the “Internal Policies”) and applicable law.

(c) The Issuer acknowledges and agrees that (i) the determination by the Collateral Servicer of any benefit to the Issuer will be subjective and will represent the Collateral Servicer’s evaluation at the time taking into consideration all circumstances that it considers relevant and (ii) the Collateral Servicer shall be fully protected with respect to any such determination to the extent the Collateral Servicer acts in accordance with the Collateral Servicer Standard. The Issuer acknowledges and agrees that the CS Purchasers are holders of certain Debt, and may purchase (directly or indirectly) the Debt of one or more Classes from time to time and such investment(s) may give rise to conflicts of interest. The Collateral Servicer may remit a portion of the Collateral Servicing Fees received by it to one or more of the CS Purchasers or any of its other affiliates or accounts or funds managed by it or its affiliates. No other beneficial owner of the Debt will receive any such fee remittance, nor will any such fee remittance reduce the amount of the Collateral Servicing Fees paid to the Collateral Servicer.

(d) Subject to the Collateral Servicer’s execution obligations described in Sections 3(a), 3(b) and 3(e) and the covenants set forth in Section 5, the Collateral Servicer is hereby authorized to effect client cross-transactions where the Collateral Servicer causes a Transaction to be effected between the Issuer and another account advised by it or any of its affiliates.

(e) The Issuer acknowledges and agrees that the Collateral Servicer or any of its affiliates may acquire or sell obligations or securities, for its own account or for the accounts of its customers, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of the Issuer. Such investments may be the same or different from those made on behalf of the Issuer. In the event that, in light of market conditions and investment objectives, the Collateral Servicer determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and either the proprietary account of the Collateral Servicer or any Affiliate of the Collateral Servicer or another client of the Collateral Servicer, the Collateral Servicer will allocate the executions among the accounts in an equitable manner in accordance with the Internal Policies of the Collateral Servicer. The Issuer acknowledges that the Collateral Servicer and its affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to Obligors and issuers with respect to the Collateral Obligations included in the Assets. The Issuer acknowledges that other funds or investment accounts managed by the Collateral Servicer or any of its affiliates may require the Collateral Servicer or such affiliates to apply a different valuation methodology in valuing specific investments than the valuation methodology set forth in the Transaction Documents for the Issuer. As a result of such different methodology, the value of certain investments held in such separately managed funds or accounts may differ from the value assigned to the same investments held by the Issuer under the Transaction Documents.

Section 4. Additional Activities of the Collateral Servicer.

Nothing herein shall prevent the Collateral Servicer or any of its affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer, the Collateral Trustee, the Initial Purchaser, the Co-Placement Agent, any holder or beneficial owner of Debt or their respective affiliates or any other Person regardless of whether such business is in competition with the Issuer or otherwise. Without prejudice to the generality of the foregoing, partners, members, shareholders, directors, managers, officers, employees and agents of the Collateral Servicer, affiliates of the Collateral Servicer, and the Collateral Servicer may:

(a) serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any Obligor or issuer in respect of any of the Collateral Obligations, Equity Securities or Eligible Investments or any Affiliate thereof, to the extent permitted by their respective Organizational Instruments and Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its affiliates or any Obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities (or any Affiliate thereof) pursuant to their respective Organizational Instruments;

(b) receive fees for loan origination or services of whatever nature rendered to the Obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities or any Affiliate thereof;

(c) be retained to provide services unrelated to this Agreement to the Issuer or its affiliates and be paid therefor, on an arm’s-length basis;

(d) be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Issuer or any Affiliate thereof or any Obligor or issuer of any Collateral Obligation, Eligible Investment or Equity Security or any Affiliate thereof;

(e) subject to Section 3(b) and Section 5, sell any Collateral Obligation or Eligible Investment to, or purchase or acquire any Collateral Obligation or Equity Security or Eligible Investment from, the Issuer while acting in the capacity of principal or agent;

(f) underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligation, Equity Security or Eligible Investment and receive fees and other compensation from the Issuer and other parties in connection therewith;

(g) serve as a member of any “creditors’ board,” “creditors’ committee” or similar creditor group with respect to any Collateral Obligation (including any Defaulted Obligation), Eligible Investment or Equity Security; or

(h) act as Collateral Servicer, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or other investment vehicles.

As a result, such individuals may possess information relating to Obligors and issuers of Collateral Obligations that is (i) not known to or (ii) known but restricted as to its use by the individuals at the Collateral Servicer responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Servicer under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer. The Issuer acknowledges and agrees that, in all such instances, the Collateral Servicer and its affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Issuer.

The Issuer acknowledges that there are generally no ethical screens or information barriers among the Collateral Servicer and certain of its affiliates of the type that many firms implement to separate Persons who make investment decisions from others who might possess applicable material, non-public information. The Issuer acknowledges that the Collateral Servicer may be prevented from causing the Issuer to transact in certain assets due to internal restrictions imposed on the Collateral Servicer regarding the possession and use of material and/or non-public information.

Unless the Collateral Servicer determines in its sole discretion that such Transaction complies with the provisions of Section 5, the Collateral Servicer will not direct the Collateral Trustee to acquire or sell securities issued by (i) Persons of which the Collateral Servicer, any of its affiliates or any of its officers, directors or employees are directors or officers, (ii) Persons of which the Collateral Servicer, or any of its respective affiliates act as principal or (iii) Persons about which the Collateral Servicer or any of its affiliates have material non-public information which the Collateral Servicer deems would prohibit it from advising as to the trading of such securities in accordance with applicable law.

It is understood that the Collateral Servicer and any of its affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Servicer with respect to the Assets and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or obligations of the Obligors or issuers of the Collateral Obligations or the Eligible Investments. The Collateral Servicer will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets. Nothing in the Indenture and this Agreement shall prevent the Collateral Servicer or any of its affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same Obligor or issuer, as those directed by the Collateral Servicer to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, the Collateral Servicer, its Owners, their affiliates or their respective Related Persons or any member of their families or a Person advised by the Collateral Servicer may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Servicer may direct hereunder. In the event that, in light of market conditions and investment objectives, the Collateral Servicer determines that it would be advisable to purchase the same Collateral Obligation both for the Issuer, and either the proprietary account of the Collateral Servicer or any Affiliate of the Collateral Servicer or another client of the Collateral Servicer, the Collateral Servicer will employ allocation procedures consistent with such procedures as may be in place from time to time. The Issuer agrees that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Servicer may consider its relationships with other Clients (including Obligors and issuers) and its affiliates. The Collateral Servicer may decline to make a particular investment for the Issuer in view of such relationships.

The Issuer agrees that neither the Collateral Servicer nor any of its affiliates is under any obligation to offer all investment opportunities of which they become aware to the Issuer or to account to the Issuer for (or share with the Issuer or inform the Issuer of) any such transaction or any benefit received by them from any such transaction. The Issuer understands that the Collateral Servicer and/or its affiliates may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Issuer. Furthermore, the Collateral Servicer and/or its affiliates may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Issuer and, accordingly, investment opportunities may not be allocated among all such Clients. The Issuer acknowledges that affirmative obligations may arise in the future, whereby the Collateral Servicer and/or its affiliates are obligated to offer certain investments to Clients before or without the Collateral Servicer’s offering those investments to the Issuer. The Issuer agrees that the Collateral Servicer may make investments on behalf of the Issuer in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Collateral Servicer or its affiliates or the account of any other Client.

The Issuer acknowledges that the Collateral Servicer and its affiliates may make and/or hold investments in an Obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such Obligor’s or issuer’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer.

Section 5. Conflicts of Interest.

The Collateral Servicer and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Servicer with respect to the Assets and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or obligations of the Obligors or issuers of the Collateral Obligations or the Eligible Investments. The Collateral Servicer will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets. Nothing in the Indenture and this Agreement shall prevent the Collateral Servicer or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same Obligor or issuer, as those directed by the Collateral Servicer to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, the Collateral Servicer, its Owners, their Affiliates or their respective Related Persons or any member of their families or a Person advised by the Collateral Servicer may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Servicer may direct under this Agreement. In the event that, in light of market conditions and investment objectives, the Collateral Servicer determines that it would be advisable to purchase the same Collateral Obligation both for the Issuer, and either the proprietary account of the Collateral Servicer or any Affiliate of the Collateral Servicer or another client of the Collateral Servicer, the Collateral Servicer will employ allocation procedures consistent with such procedures as may be in place from time to time for its affiliated management entity. The Issuer will agree that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Servicer may consider its relationships with other clients (including Obligors and issuers) and its Affiliates. The Collateral Servicer may decline to make a particular investment for the Issuer in view of such relationships. Additionally, the Issuer acknowledges that the Collateral Servicer and its Affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to Obligors and issuers with respect to the Collateral Obligations included in the Assets.

Any transaction effected by the Issuer in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Servicer (or with an account or portfolio for which the Collateral Servicer or any of its Affiliates serves as investment adviser), shall be effected on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated.

It is expected that the Collateral Servicer, in its capacity as E.U./UK Retention Provider, will acquire Subordinated Notes with an aggregate notional amount equal to not less than 5% of the nominal value of the Collateral Obligations and Eligible Investments representing Principal Proceeds as of the Closing Date (or such lower amount permitted by the E.U. Securitization Regulation and the UK Securitization Framework from time to time) (the “E.U./UK Retained Interest”). In certain circumstances, the interests of the Issuer or the holders of Debt with respect to matters as to which the Collateral Servicer is advising the Issuer may conflict with the interests of the Collateral Servicer in its capacity as E.U./UK Retention Provider.

Section 6. Records; Confidentiality.

The Collateral Servicer shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Collateral Trustee, the holders, and the Independent accountants appointed by the Collateral Servicer on behalf of the Issuer pursuant to Article X of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice. The Collateral Servicer shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties (excluding any holders and beneficial owners of the Debt) except (a) with the prior written consent of the Issuer, (b) such information as the Rating Agency shall reasonably request in connection with its rating of the Debt or supplying credit estimates on any obligation included in the Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Servicer or any of its affiliates or (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Servicer or any of its affiliates, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors), (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Indenture or shall have been obtained by the Collateral Servicer on a non-confidential basis, (g) such information as is necessary or appropriate to disclose so that the Collateral Servicer may perform its duties hereunder, under the Indenture or any other Transaction Document, (h) as expressly permitted in the Final Offering Circular, in the Indenture or in any other Transaction Document, (i) in connection with any regulatory filing that the Collateral Servicer is required to make or (j) general performance information which may be used by the Collateral Servicer, its affiliates or Owners in connection with their marketing activities. Notwithstanding the foregoing, it is agreed that the Collateral Servicer may disclose (A) that it is serving as Collateral Servicer of the Issuer, (B) the nature, aggregate principal amount and overall performance of the Assets, (C) the amount of earnings on the Assets, (D) such other information about the Issuer, the Assets and the Debt as is customarily disclosed by managers of collateralized loan obligations and (E) each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such United States federal income tax treatment and United States income tax structure. Nothing in this Agreement prohibits the reporting of possible violations of state or federal law or regulation to or otherwise responding to or cooperating with an investigation by any governmental agency or entity, including the Department of Justice, the Securities and Exchange Commission, Congress and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation.

Section 7. Obligations of Collateral Servicer.

In accordance with the Collateral Servicer Standard, the Collateral Servicer shall (a) take care to avoid taking any action that would (i) materially adversely affect the status of the Issuer for purposes of United States federal or state law, or other law applicable to the Issuer, (ii) not be permitted by the Issuer’s Organizational Instruments, copies of which the Collateral Servicer acknowledges the Issuer has provided to the Collateral Servicer, (iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any United States federal, state or other applicable securities law that is known by the Collateral Servicer to be applicable to it and, in each case, the violation of which would have a Material Adverse Effect on the Issuer or have a material adverse effect on the ability of the Collateral Servicer to perform its obligations hereunder, (iv) require registration of the Issuer or the pool of Assets as an “investment company” under the 1940 Act, (v) cause the Issuer to be treated as a corporation for U.S. federal income tax purposes, or (vi) knowingly and willfully adversely affect the interests of the Issuer in the Assets in any material respect (other than (A) as expressly permitted hereunder or under the Indenture or (B) in connection with any action taken in the ordinary course of business of the Collateral Servicer in accordance with its fiduciary duties to its clients) and (b) comply in all material respects with requirements of the U.S. Risk Retention Rules applicable to it in connection with the performance of its duties under this Agreement and the Indenture, in each case, except in such instances in which (i) such requirement, order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) failure to comply therewith would not have a Material Adverse Effect on the Issuer or a material adverse effect on the ability of the Collateral Servicer to perform its obligations hereunder or under the Indenture. If the Collateral Servicer is ordered by the sole member of the Issuer or the requisite holders or beneficial owners of the Debt to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Servicer shall promptly notify the Issuer that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the sole member of the Issuer then requests the Collateral Servicer to do so and both a Majority of the Controlling Class and a Majority of the Subordinated Notes have consented thereto in writing. Notwithstanding any such request, the Collateral Servicer shall not take such action unless (1) arrangements satisfactory to it are made to insure or indemnify the Collateral Servicer, affiliates of the Collateral Servicer and members, shareholders, partners, managers, directors, officers or employees of the Collateral Servicer or such affiliates from any liability and expense it may incur as a result of such action and (2) if the Collateral Servicer so requests in respect of a question of law, the Issuer delivers to the Collateral Servicer an Opinion of Counsel (from outside counsel satisfactory to the Collateral Servicer) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or over the Collateral Servicer. Neither the Collateral Servicer nor its affiliates, shareholders, partners, members, managers, directors, officers or employees shall be liable to the Issuer or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Issuer provided for in this Section 7 or Section 10 shall be payable out of the Assets in accordance with the Priority of Payments, and the Collateral Servicer may take into account such Priority of Payments in determining whether any proposed indemnity arrangements contemplated by this Section 7 are satisfactory.

So long as the Secured Debt is Outstanding, the Collateral Servicer will directly or indirectly own 100% of the Outstanding Subordinated Notes and will not cause the transfer of such Subordinated Notes unless it receives, in connection with any proposed transfer, written advice of counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such proposed transfer will not require the Collateral Servicer to register as an investment adviser under the Advisers Act.

Section 8. Compensation.

(a) As compensation for the performance of its obligations as Collateral Servicer under this Agreement, the Collateral Servicer will be entitled to receive a fee on each Payment Date (in accordance with the Priority of Payments), which consists of the Senior Collateral Servicing Fee, the Subordinated Collateral Servicing Fee, the Cumulative Deferred Senior Collateral Servicing Fee, the Current Deferred Senior Collateral Servicing Fee, the Cumulative Deferred Subordinated Collateral Servicing Fee and the Current Deferred Subordinated Collateral Servicing Fee (collectively, the “Collateral Servicing Fee”). The Senior Collateral Servicing Fee (the “Senior Collateral Servicing Fee”) will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to (i) for so long as MSDL is the Collateral Servicer, 0.00% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount or (ii) if MSDL is no longer the Collateral Servicer, 0.25% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount, in each case, at the beginning of the Collection Period relating to such Payment Date. The Subordinated Collateral Servicing Fee (the “Subordinated Collateral Servicing Fee”) will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to (i) for so long as MSDL is the Collateral Servicer, 0.00% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount or (ii) if MSDL is no longer the Collateral Servicer, 0.25% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount, in each case, at the beginning of the Collection Period relating to such Payment Date.

The Collateral Servicing Fee is payable on each Payment Date only to the extent that sufficient Interest Proceeds and Principal Proceeds are available. To the extent the Collateral Servicing Fee is not paid on any Payment Date when due and such fee was not voluntarily deferred or waived (the “Collateral Servicing Fee Shortfall Amount”), or the Collateral Servicer elects to defer all or a portion thereof and later rescinds such deferral election, the Collateral Servicing Fee will be deferred and will be payable on subsequent Payment Dates in accordance with the Priority of Payments. Interest on Collateral Servicing Fee Shortfall Amount shall accrue at the Prime Rate for the period beginning on the first Payment Date on which the related Collateral Servicing Fee was due (and not paid) through the Payment Date on which such Collateral Servicing Fee Shortfall Amount (including accrued interest) is paid.

At the option of the Collateral Servicer, by written notice to the Collateral Trustee, the Loan Agent and the Collateral Administrator, no later than the Determination Date immediately prior to such Payment Date, on each Payment Date, (i) all or a portion of the Senior Collateral Servicing Fees, the Subordinated Collateral Servicing Fees or the Collateral Servicing Fee Shortfall Amount (including accrued interest) due and owing on such Payment Date may be deferred for payment on a subsequent Payment Date, without interest (as applicable, the “Current Deferred Senior Collateral Servicing Fee” or the “Current Deferred Subordinated Collateral Servicing Fee”) and (ii) all or a portion of the previously deferred Senior Collateral Servicing Fees. Subordinated Collateral Servicing Fees or Collateral Servicing Fee Shortfall Amount (including accrued interest prior to the Payment Date on which the payment of such Collateral Servicing Fee Shortfall Amount was deferred by the Collateral Servicer) (collectively, as applicable, the

“Cumulative Deferred Senior Collateral Servicing Fee” or the “Cumulative Deferred Subordinated Collateral Servicing Fee”) may be declared due and payable (to the extent there are sufficient Interest Proceeds and Principal Proceeds therefor). At such time as the Debt is redeemed or prepaid in connection with an Optional Redemption, a Tax Redemption or a Clean-Up Call Redemption, without duplication, all accrued and unpaid Collateral Servicing Fees, and Collateral Servicing Fee Shortfall Amount (including accrued interest) (the “Aggregate Collateral Servicing Fee”) shall be due and payable to the Collateral Servicer.

(b) The Collateral Servicer may, in its sole discretion (but shall not be obligated to), elect to defer or irrevocably waive all or a portion of the Collateral Servicing Fee, payable to the Collateral Servicer on any Payment Date. Any such election shall be made by the Collateral Servicer delivering written notice thereof to the Issuer, the Collateral Administrator, the Loan Agent and the Collateral Trustee no later than the Determination Date immediately prior to such Payment Date (or such later time and date as may be consented to by the Collateral Trustee). Any election to defer or irrevocably waive the Collateral Servicing Fees may also take the form of written standing instructions to the Issuer, the Collateral Administrator, the Loan Agent and the Collateral Trustee; provided that, such standing instructions may be rescinded by written notice delivered to the Issuer, the Collateral Administrator, the Loan Agent and the Collateral Trustee by the Collateral Servicer at any time except during the period between a Determination Date and Payment Date (except as may be consented to by the Collateral Trustee).

(c) Except as otherwise set forth herein and in the Indenture, the Collateral Servicer will continue to serve as Collateral Servicer under this Agreement notwithstanding that the Collateral Servicer will not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments.

(d) If this Agreement is terminated for any reason, or if the Collateral Servicer resigns or is removed, (i) Collateral Servicing Fee shall be prorated for any partial period elapsing from the last Payment Date on which such Collateral Servicer received the Collateral Servicing Fee to the effective date of such termination, resignation or removal and (ii) any unpaid Cumulative Deferred Senior Collateral Servicing Fees, Cumulative Deferred Subordinated Collateral Servicing Fees, Collateral Servicing Fee Shortfall Amount (including related interest) shall be determined as of the effective date of such termination, resignation or removal and, in each case, shall be due and payable on each Payment Date following the effective date of such termination, resignation or removal in accordance with the Priority of Payments until paid in full. Otherwise, such resigning or removed Collateral Servicer shall not be entitled to any further compensation for further services under this Agreement but shall be entitled to receive any expense reimbursement accrued to the effective date of termination, resignation or removal and any indemnity amounts owing (or that may become owing) as set forth under Section 10. The Issuer will be entitled to perform any tax withholding or reporting that may be required by law in respect of payments to the Collateral Servicer under this Agreement. Any Aggregate Collateral Servicing Fee, expense reimbursement and indemnities owed to such Collateral Servicer or owed to any successor Collateral Servicer on any Payment Date shall be paid pro rata based on the amount thereof then owing to each such Person, subject to the Priority of Payments.

(e) Notwithstanding anything herein to the contrary, in the event that the Collateral Servicer’s services hereunder terminate, other than by reason of an involuntary termination not for Cause, then the terminating Collateral Servicer shall not be entitled to any deferred Collateral Servicing Fees on any Payment Date following the date of such termination.

(f) The Issuer shall be entitled to perform any tax withholding or reporting that may be required by law in respect of payments to the Collateral Servicer hereunder.

Section 9. Benefit of the Agreement.

The Collateral Servicer shall perform its obligations hereunder and under the Indenture in accordance with the terms of this Agreement and the terms of the Indenture applicable to it. The Collateral Servicer agrees and consents to the provisions contained in Section 15.1 of the Indenture. In addition, the Collateral Servicer acknowledges the pledge of this Agreement under the granting clause of the Indenture.

Section 10. Limits of Collateral Servicer Responsibility.

(a) The Collateral Servicer shall not be responsible for any action or inaction of the Issuer or the Collateral Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Servicer. The Collateral Servicer, its affiliates, its Owners and their respective Related Persons shall not be liable to the Issuer, the Collateral Trustee, the Loan Agent, any holder, any beneficial owner of Debt, the Initial Purchaser, the Co-Placement Agent, any of their respective Affiliates, Owners or Related Persons or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment, or for any other act or omission in the performance of the Collateral Servicer’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Servicer, incurred as a result of actions taken or recommended or for any omissions of the Collateral Servicer, or for any decrease in the value of the Assets, except for liability to which the Collateral Servicer would be subject (i) by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement and under the terms of the Indenture or (ii) with respect to the Collateral Servicer Information, as of the date made, such information containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (the preceding clauses (i) and (ii) collectively referred to for purposes of this Section 10 as “Collateral Servicer Breaches”). The Collateral Servicer shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits hereunder or under the Indenture. The Collateral Servicer and any of its Affiliates may consult with counsel, independent accountants or any other experts selected by them and shall not be liable for any action taken or omitted to be taken by them in accordance with their advice. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.

(b) The Issuer shall indemnify and hold harmless the Collateral Servicer, its affiliates and Owners and their respective Related Persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the issuance and incurrence of the Debt (including, without limitation, any untrue statement of material fact contained in the Final Offering Circular, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading), the transactions contemplated by the Final Offering Circular, the Indenture or this Agreement and any acts or omissions of any such Indemnified Party; provided that, such Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any Collateral Servicer Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 to indemnify any Indemnified Party for any Losses or Expenses are non-recourse obligations of the Issuer payable solely out of the Assets in accordance with the Priority of Payments set forth in the Indenture. Notwithstanding anything to the contrary, no provision herein shall be construed so as to provide for the indemnification or exculpation of any party (including, the Collateral Servicer or its affiliates) for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or exculpation would be in violation of applicable law, but shall instead be construed so as to effectuate such provision to the fullest extent permitted by law.

(c) It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Servicer. The Issuer has had the opportunity to consult with the Collateral Servicer as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws may impose liability or allow for legal remedies even where the Collateral Servicer has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

(d) The Collateral Servicer does not warrant, nor accept responsibility, nor shall the Collateral Servicer have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR Rate,” “Benchmark,” “Fallback Rate” or with respect to any rate that is an alternative, replacement, rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Base Rate Modifier) or the effect of any of the foregoing, or of any supplemental indenture pursuant to clause (xxix) of Section 8.1(a) of the Indenture.

(e) The Collateral Servicer shall not be responsible or liable for any failure or delay in the performance of its duties and obligations under this Agreement and/or the Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, pandemics, epidemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 11. No Joint Venture.

The Issuer and the Collateral Servicer are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Servicer shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer. It is acknowledged that neither the Collateral Servicer nor any of its affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

Section 12. Term; Termination.

(a) This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation to the holders, (ii) the payment in full of the Debt, and the satisfaction and discharge of the Indenture in accordance with its terms or (iii) the early termination of this Agreement in accordance with Section 12(b) or (e) or Section 14.

(b) Subject only to clause (c) below, the Collateral Servicer may resign, upon 90 days’ prior written notice to the Issuer (or such shorter notice as is acceptable to the Issuer) and the Collateral Trustee; provided that, the Collateral Servicer shall have the right to resign immediately (i) upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Collateral Servicer of its duties hereunder or under the Indenture to be a violation of such law or regulation or (ii) if the Collateral Servicer determines in good faith that its resignation is necessary or advisable for it to comply with the applicable law or regulations.

(c) Notwithstanding the provisions of clause (b) above, no resignation or removal of the Collateral Servicer or termination of this Agreement pursuant to such clause shall be effective until the date as of which a successor Collateral Servicer shall have been appointed and approved in accordance with Section 12(d) and has accepted all of the Collateral Servicer’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”) and has assumed such duties and obligations.

(d) Promptly after notice of any removal under Section 14 or any resignation of the Collateral Servicer, the Issuer shall transmit copies of notice of such resignation or removal to the Collateral Trustee (which shall forward a copy of such notice to the holders) and the Rating Agency and shall appoint an institution as Collateral Servicer, at the direction of a Majority of the Subordinated Notes, which institution (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Servicer hereunder, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Servicer hereunder and under the applicable terms of the Indenture, (iii) does not cause the Issuer to become, or require the pool of Assets to be registered as, an investment company under the 1940 Act, (iv) [reserved], (v) has been identified in a prior written notice provided to the Rating Agency, and (vi) has been approved by a Majority of the Controlling Class.

(e) If (i) a Majority of the Subordinated Notes fails to nominate a successor Collateral Servicer within 30 days of initial notice of the resignation or removal of the Collateral Servicer or (ii) a Majority of the Controlling Class does not approve the proposed successor Collateral Servicer nominated by the holders of the Subordinated Notes within 10 days of the date of the notice of such nomination, then a Majority of the Controlling Class shall, within 30 days of the failure described in clause (i) or (ii) of this sentence, as the case may be, nominate a successor Collateral Servicer that meets the criteria set forth in Section 12(d). If a Majority of the Subordinated Notes approves such Controlling Class nominee, such nominee shall become the Collateral Servicer. If no successor Collateral Servicer is appointed within 90 days (or, in the event of a change in applicable law or regulation which renders the performance by the Collateral Servicer of its duties under this Agreement or the Indenture to be a violation of such law or regulation, within 30 days) following the termination or resignation of the Collateral Servicer, any of the resigning or removed Collateral Servicer, a Majority of the Subordinated Notes (disregarding Collateral Servicer Debt, unless 100% of the Subordinated Notes are Collateral Servicer Debt) and a Majority of the Controlling Class (disregarding Collateral Servicer Debt) shall have the right to petition a court of competent jurisdiction to appoint a successor Collateral Servicer, in either such case whose appointment shall become effective after such successor has accepted its appointment and without the consent of any holder or beneficial owner of any Debt.

(f) The successor Collateral Servicer shall be entitled to the Collateral Servicing Fees set forth in Section 8(a) and no compensation payable to such successor Collateral Servicer shall be greater than as set forth in Section 8(a) without the prior written consent of 100% of the holders of each Class of Debt voting separately by Class, including Collateral Servicer Debt. Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 12 or in Section 14 and the acceptance of its appointment hereunder by the successor Collateral Servicer, all authority and power of the Collateral Servicer hereunder, whether with respect to the Assets or otherwise, shall automatically and without action by any Person pass to and be vested in the successor Collateral Servicer. The Issuer, the Collateral Trustee and the successor Collateral Servicer shall take such action (or the Issuer shall cause the outgoing Collateral Servicer to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(g) If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (i) below.

(h) Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 10, 15, 17, 21, 22, 23 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.

(i) In connection with any vote under this Agreement, in determining whether the holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver or made any proposal, if Collateral Servicer Debt is disregarded and deemed not to be Outstanding in connection with such vote and a Class of Debt entitled to vote is comprised entirely of Collateral Servicer Debt, then the most senior Class of Debt that is not comprised entirely of Collateral Servicer Debt shall be entitled to exercise the specified voting rights, disregarding any Collateral Servicer Debt, in lieu of such other Class of Debt.

(j) Notwithstanding the foregoing, as a condition precedent to assuming the obligations of the Collateral Servicer hereunder, any successor Collateral Servicer shall agree that, in the event the Collateral Servicer determines at any time that it is necessary or advisable under the E.U./UK Retention Requirement in effect at such time to transfer (or cause the transfer of) any Debt comprising the E.U./UK Retained Interest necessary to maintain compliance with such E.U./UK Retention Requirement, the successor Collateral Servicer shall acquire from the Collateral Servicer the minimum aggregate notional amount of such Debt necessary to maintain compliance with such E.U./UK Retention Requirement, at a price equal to the fair value thereof.

Section 13. Assignments.

(a) Except as otherwise provided in Section 2(e) or this Section 13, the Collateral Servicer may not assign or delegate, its rights or responsibilities under this Agreement without (i) providing prior written notice to the Rating Agency and (ii) obtaining the consent of the Issuer and the consent of (voting separately) a Majority of the Controlling Class and a Majority of the Subordinated Notes.

(b) The Collateral Servicer may, without obtaining the consent of any holder or beneficial owner of any Debt and without obtaining the prior consent of the Issuer, (i) assign any of its rights or obligations under this Agreement to an Affiliate of the Collateral Servicer; provided that, such Affiliate (A) has demonstrated ability, whether as an entity or by its personnel, to professionally and competently perform duties similar to those imposed upon the Collateral Servicer pursuant to this Agreement, (B) has the legal right and capacity to act as Collateral Servicer under this Agreement, and (C) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the 1940 Act or (ii) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity if at the time of such consolidation, merger, amalgamation or transfer, the resulting, surviving or transferee entity assumes all the obligations of the Collateral Servicer under this Agreement generally (whether by operation of law or by contract) and the other entity is solely a continuation of the Collateral Servicer in another corporate or similar form and has substantially the same personnel; provided further that, the Collateral Servicer shall deliver prior notice to the Rating Agency of any assignment, delegation or combination made pursuant to this sentence. Upon the execution and delivery of any such assignment by the assignee, the Collateral Servicer will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Section 10, 12(i), 17, 21 through 23 and 25 in respect of acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 15 after such assignment.

(c) This Agreement shall not be assigned by the Issuer without (i) the prior written consent of (A) the Collateral Servicer, (B) a Majority of the Subordinated Notes and (C) a Majority of each Class of Debt (voting separately by Class) and (ii) prior written notice to the Rating Agency except in the case of assignment by the Issuer (1) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (2) to the Collateral Trustee as contemplated by the granting clause of the Indenture. The Issuer has assigned its rights, title and interest in (but not its obligations under) this Agreement to the Collateral Trustee pursuant to the Indenture and the Collateral Servicer by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Servicer such documents as the Collateral Servicer shall consider reasonably necessary to effect fully such assignment.

(d) [reserved].

(e) The Issuer shall provide the Rating Agency and the Collateral Trustee (who shall provide a copy of such notice to the Controlling Class) with notice of any assignment pursuant to this Section 13.

Section 14. Removal for Cause.

(a) The Collateral Servicer may be removed for Cause upon 30 Business Days’ prior written notice by the Issuer (“Termination Notice”) at the direction of a Supermajority of the Controlling Class or a Majority of the Subordinated Notes. Simultaneous with its direction to the Issuer to remove the Collateral Servicer for Cause, the Controlling Class shall provide to the Issuer a written statement setting forth the reason for such removal (“Statement of Cause”). The Issuer shall deliver to the Collateral Trustee (who shall deliver a copy of such notice to the holders) a copy of the Termination Notice and the Statement of Cause within one Business Day of receipt. No such removal shall be effective (A) until the date as of which a successor Collateral Servicer shall have been appointed in accordance with Sections 12(d) and (e) and delivered an Instrument of Acceptance to the Issuer and the removed Collateral Servicer and the successor Collateral Servicer has effectively assumed all of the Collateral Servicer’s duties and obligations and (B) unless the Statement of Cause has been delivered to the Issuer as set forth in this Section 14(a). “Cause” means any of the following:

(i) the Collateral Servicer shall willfully and intentionally violate, or take any action that it actually knows breaches any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or reasonable interpretation of instructions);

(ii) the Collateral Servicer shall breach any provision of this Agreement or any terms of the Indenture applicable to it (it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (ii)), which breach would reasonably be expected to have a material adverse effect on the Issuer and shall not cure such breach (if capable of being cured) within 30 days of a Responsible Officer of the Collateral Servicer receiving notice of such breach, unless, if such breach is remediable, the Collateral Servicer has taken action that the Collateral Servicer believes in good faith will remedy such failure, and such action does remedy such failure, within 60 days after a Responsible Officer receives notice thereof;

(iii) the failure of any representation, warranty, certification or statement made or delivered by the Collateral Servicer in or pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure (A) would reasonably be expected to have a material adverse effect on the Issuer and (B) is not corrected by the Collateral Servicer within 30 days of a Responsible Officer of the Collateral Servicer receiving notice of such failure, unless if such failure is remediable, the Collateral Servicer has taken action commencing the cure thereof within such 30 day period that the Collateral Servicer believes in good faith will remedy such failure within 60 days after the earlier to occur of a Responsible Officer receiving notice thereof or having actual knowledge thereof;

(iv) the Collateral Servicer is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Servicer (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Servicer or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Servicer and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Servicer without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days;

(v) the occurrence and continuation of an Event of Default pursuant to Section 5.1(a) or (b) under the Indenture that results primarily from any material breach by the Collateral Servicer of its duties under this Agreement or under the Indenture which breach or default is not cured within any applicable cure period; or

(vi) (A) the occurrence of an act by the Collateral Servicer that constitutes fraud or criminal activity in the performance of its obligations under this Agreement (as determined pursuant to a final adjudication by a court of competent jurisdiction) or the indictment of the Collateral Servicer for a criminal offense materially related to its business of providing asset management services, or (B) any Responsible Officer of the Collateral Servicer primarily responsible for the performance by the Collateral Servicer of its obligations under this Agreement, is indicted for a criminal offense materially related to the business of the Collateral Servicer providing asset management services, and such Responsible Officer continues to have responsibility for the performance by the Collateral Servicer under this Agreement for a period of 20 days after such indictment.

(b) If any of the events specified in clauses (a)(i) through (vi) of this Section 14 shall occur, upon obtaining actual knowledge thereof the Collateral Servicer shall give prompt written notice thereof to the Issuer, the Controlling Class, the Subordinated Notes, the Collateral Trustee, the Loan Agent and the Rating Agency; provided that, if any of the events specified in Section 14(a)(iv) shall occur, the Collateral Servicer shall give written notice thereof to the Issuer, the Collateral Trustee, the Loan Agent and the Rating Agency immediately upon the Collateral Servicer’s becoming aware of the occurrence of such event. A Majority of each Class of Debt (voting separately by Class), disregarding Collateral Servicer Debt, may waive any event described in Section 14(a)(i), (ii), (iii), (v) or (vi) as a basis for termination of this Agreement and removal of the Collateral Servicer under this Section 14. In no event will the Collateral Trustee be required to determine whether or not Cause exists for the removal of the Collateral Servicer.

(c) If the Collateral Servicer is removed pursuant to this Section 14, the Issuer shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.

(d) If the Collateral Servicer is removed for Cause pursuant to this Section 14, until the appointment of a successor Collateral Servicer becomes effective, the Collateral Servicer shall not be permitted under this Agreement to direct the Collateral Trustee to effectuate the purchase of any Collateral Obligation or the sale or disposition of any Collateral Obligation other than a Credit Risk Obligation, Defaulted Obligation, or Equity Security without the prior written consent of a Majority of the Controlling Class.

Section 15. Obligations of Resigning or Removed Collateral Servicer.

(a) On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Servicer shall (at the Issuer’s expense):

(i) deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Servicer;

(ii) deliver to the Collateral Trustee an accounting with respect to the books and records delivered to the Collateral Trustee or the successor Collateral Servicer appointed pursuant to Section 12; and

(iii) agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Servicer has received an indemnity in form reasonably satisfactory to the Collateral Servicer from an entity reasonably satisfactory to the Collateral Servicer, and expense reimbursement reasonably satisfactory to the Collateral Servicer.

(b) Notwithstanding such resignation or removal, the Issuer and the Collateral Servicer shall each remain liable to the other for its obligations under Section 10 and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a Collateral Servicer Breach, subject to the limitations of liability set forth in Section 10.

Section 16. Representations and Warranties.

(a) The Issuer hereby represents and warrants to the Collateral Servicer as follows:

(i) The Issuer has been duly formed and is validly existing under the laws of the State of Delaware, has the full power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Indenture, the LLC Agreement and the Debt require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Issuer.

(ii) The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Indenture, the LLC Agreement and the Debt and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture, the LLC Agreement and the Debt and the execution, delivery and performance of this Agreement, the Indenture, the LLC Agreement and the Debt and the performance of all obligations imposed upon it thereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the LLC Agreement or the Debt or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement has been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture, the LLC Agreement or the Debt will be, executed and delivered by a Responsible Officer of the Issuer, and this Agreement constitutes, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered hereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder and under the Indenture will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv) The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.

(b) The Collateral Servicer hereby represents and warrants to the Issuer, as of the date hereof, as follows:

(i) The Collateral Servicer is a corporation duly formed and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Servicer to perform its obligations under this Agreement and the provisions of the Indenture applicable to the Collateral Servicer, or on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Servicer.

(ii) The Collateral Servicer has full power and authority to execute and deliver this Agreement and to perform all of its obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Servicer, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Servicer. No consent of any other Person, including, without limitation, members and creditors of the Collateral Servicer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Servicer or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Servicer hereunder or under the terms of the Indenture applicable to the Collateral Servicer other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by a Responsible Officer of the Collateral Servicer, and this Agreement constitutes the valid and legally binding obligations of the Collateral Servicer enforceable against the Collateral Servicer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Servicer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Collateral Servicer will not violate any provision of any existing law or regulation binding on the Collateral Servicer (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Servicer, or the Organizational Instruments of, or any securities issued by, the Collateral Servicer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Servicer is a party or by which the Collateral Servicer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Servicer or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Indenture.

(iv) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Servicer, threatened, that, if determined adversely to the Collateral Servicer, would have a material adverse effect upon the performance by the Collateral Servicer of its duties under this Agreement or the provisions of the Indenture applicable to the Collateral Servicer.

(v) The Collateral Servicer Information, as of the date of the Final Offering Circular and the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that the Final Offering Circular does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant under the Securities Act.

(c) The Collateral Servicer makes no representation, express or implied, with respect to the Issuer or the disclosure with respect to the Issuer.

Section 17. Limited Recourse; No Petition.

The Collateral Servicer hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under United States federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Debt; provided that, nothing in this Section 17 shall preclude the Collateral Servicer from (a) taking any action prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any insolvency proceeding filed or commenced against the Issuer by any Person other than the Collateral Servicer or (b) commencing against the Issuer or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding. The Collateral Servicer hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that the Collateral Servicer will not have any recourse to any of the managers, officers, employees, shareholders, directors, incorporators or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Transaction Document, recourse in respect of any obligations of the Issuer to the Collateral Servicer hereunder or thereunder will be limited to the Assets as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all claims against the Issuer arising from this Agreement or any other Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.

Section 18. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier notice, when received in legible form, addressed as set forth below:

(a) If to the Issuer:

North Haven Private Credit CLO 1 LLC, as Issuer

c/o Morgan Stanley Direct Lending Fund

1585 Broadway, 41st Floor

New York, New York 10036

Attention: David Pessah

Email: dl_fundfinance@morganstanley.com

(b) If to the Collateral Servicer:

Morgan Stanley Direct Lending Fund

1585 Broadway, 41st Floor

New York, New York 10036

Attention: David Pessah

Email: dl_fundfinance@morganstanley.com

(c) If to the Collateral Trustee:

U.S. Bank Trust Company, National Association

Global Corporate Trust

One Federal Street, Third Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – North Haven Private Credit CLO 1 LLC

(d) If to the holders:

At their respective addresses set forth in the Register, as applicable.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19. Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

Section 20. Entire Agreement; Amendment.

This Agreement and the Indenture contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto. No amendment to this Agreement may, without the prior written consent of a Majority of the Controlling Class and notice to the Rating Agency, (a) modify the definition of the term “Cause,” (b) modify the Collateral Servicing Fee, including the method for calculation of any component of the Collateral Servicing Fee or any definition herein directly related to the Collateral Servicing Fee or (c) modify the Class or Classes or the percentage of the Aggregate Outstanding Amount of any Class that has the right to remove the Collateral Servicer, consent to any assignment of this Agreement or nominate or approve any successor Collateral Servicer. This Agreement may be amended for any other purpose upon notice to the Rating Agency, the Controlling Class and the Subordinated Notes without the consent of the holders of any Debt. The Issuer shall provide the holders with notice of any amendment of this Agreement.

Section 21. Governing Law.

THIS AGREEMENT AND ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 22. Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

The Collateral Servicer irrevocably consents to the service of any and all process in any Proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Servicer in New York, New York. The Issuer hereby irrevocably designates and appoints Corporation Service Company as the agent of the Issuer to receive on its behalf service of all process brought against it with respect to any such Proceeding in any such court in the State of New York, such service being hereby acknowledged by the Issuer to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Issuer shall promptly designate a new agent in the City of New York.

Section 23. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 24. Conflict with the Indenture.

In respect of any conflict between the terms of this Agreement and the Indenture or actions required under the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.

Section 25. Subordination; Assignment of Agreement.

The Collateral Servicer agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Servicer agrees to be bound by the provisions of, Article XI of the Indenture as if the Collateral Servicer were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

Section 26. Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27. Costs and Expenses.

Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants but excluding all overhead costs and employees’ salaries) of the Collateral Servicer and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment hereto, and all matters incidental thereto, shall be borne by the Issuer. The Issuer will reimburse the Collateral Servicer for expenses including fees, costs and expenses reasonably incurred by the Collateral Servicer in connection with services provided under this Agreement (regardless of whether the Person providing or performing the service or output giving rise to such fees, costs and expenses is the Collateral Servicer, an Affiliate of the Collateral Servicer or a third party, and including allocated portions of fees, costs and expenses, including overhead, incurred in connection with services performed by officers or investment professionals of the Investment Adviser or its Affiliates; provided that, if such service or output is provided or performed by the Collateral Servicer or an Affiliate of the Collateral Servicer and not a third party, then, the applicable fees, costs and expenses shall not be greater than those that would be payable to a third party under arm’s-length terms for the provision or performance of similar services or outputs) including, without limitation, (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained or employed by the Issuer or the Collateral Servicer (or an Affiliate of the Collateral Servicer (in each case, on behalf of the Issuer)) and any costs of complying with applicable law, (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets, (c) all taxes, regulatory and governmental charges (not based on the income of the Collateral Servicer), insurance premiums or expenses, (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including attorneys’ fees and disbursements, (e) preparing reports to holders of the Debt, (f) reasonable travel expenses (including without limitation airfare, meals, lodging and other transportation) undertaken in connection with the performance by the Collateral Servicer of its duties pursuant this Agreement or the Indenture, (g) expenses and costs in connection with any investor conferences, (h) any broker or brokers in consideration of brokerage services provided to the Collateral Servicer in connection with the sale or purchase of any Collateral Obligation, Equity Security, Eligible Investment, or other assets received in respect thereof, (i) bookkeeping, accounting or recordkeeping services obtained or maintained with respect to the Issuer (including those services rendered at the behest of the Collateral Servicer), (j) software programs licensed from a third party and used by the Collateral Servicer in connection with servicing the Assets, (k) fees and expenses incurred in obtaining the Market Value of Collateral Obligations (including without limitation fees payable to any nationally recognized pricing service), (l) audits incurred in connection with any consolidation review, (m) any out-of-pocket expenses incurred by the Collateral Servicer or its Affiliates in connection with compliance with the U.S. Risk Retention Rules, (n) to allow the Issuer or the Collateral Servicer to comply with any rule or regulation enacted or modified by any regulatory agency of the U.S. federal government, and (o) as otherwise agreed upon by the parties. The foregoing costs and expenses will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments.

Section 28. Third Party Beneficiary.

The parties hereto agree that the Collateral Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if each of them were a party hereto.

Section 29. Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30. Execution in Counterparts.

This Agreement may be executed and delivered in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 31. Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 32. Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 33. Communications with the Rating Agency.

The Collateral Servicer shall, on behalf of the Issuer, take all steps required for the Issuer to comply with its obligations under the Indenture and under rating application letters and any related side letters, in each case in respect of Rule 17g-5 under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Servicing Agreement as of the date first written above.

Executed by:

NORTH HAVEN PRIVATE CREDIT CLO 1 LLC,
as Issuer

By: Morgan Stanley Direct Lending Fund, its designated manager

By:	/s/ David Pessah
Name: David Pessah
Title: Chief Financial Officer

North Haven CLO 1

Collateral Servicing Agreement

MORGAN STANLEY DIRECT LENDING FUND, as Collateral Servicer

By:	/s/ David Pessah
Name: David Pessah
Title: Chief Financial Officer

North Haven CLO 1

Collateral Servicing Agreement